Exhibit 21.1

Prosperity bancshares, inc.

list of subsidiaries

Direct Subsidiaries	Jurisdiction of Organization	Parent Entity

Prosperity Interim Corporation	Texas	Prosperity Bancshares, Inc.

Prosperity Statutory Trust II	Connecticut	Prosperity Bancshares, Inc.

Prosperity Statutory Trust III	Connecticut	Prosperity Bancshares, Inc.

Prosperity Statutory Trust IV	Connecticut	Prosperity Bancshares, Inc.

SNB Capital Trust IV	Connecticut	Prosperity Bancshares, Inc.

TXUI Statutory Trust III	Connecticut	Prosperity Bancshares, Inc.

TXUI Statutory Trust IV	Delaware	Prosperity Bancshares, Inc.

FVNB Capital Trust II	Delaware	Prosperity Bancshares, Inc.

FVNB Capital Trust III	Delaware	Prosperity Bancshares, Inc.

F&M Statutory Trust I	Connecticut	Prosperity Bancshares, Inc.

F&M Statutory Trust II	Connecticut	Prosperity Bancshares, Inc.

F&M Statutory Trust III	Delaware	Prosperity Bancshares, Inc.

Indirect Subsidiaries	Jurisdiction of Organization	Parent Entity

Prosperity Bank	Texas	Prosperity Bancshares, Inc.

Coppermark Card Services, Inc.	Oklahoma	Prosperity Bank

Citizens Insurance Agency of Texas, Inc.	Texas	Prosperity Bank

HSUMY, Inc.	Oklahoma	Prosperity Bank